Exhibit 99.1


FOR IMMEDIATE RELEASE

For more information contact:
       Michelle Goodall Faulkner   Exchange Applications, Inc.    617-737-2244
       Susan O'Neill               GBI                            206-634-0192
       Laura Kempke/ Claire Spina  Schwartz Communications, Inc.  781-684-0770

EXCHANGE APPLICATIONS ACQUIRES E-MARKETING SOFTWARE
FIRM FOR $24 MILLION, ADDING PERSONALIZED WEB, EMAIL AND
E-MESSAGING CAPABILITIES TO ITS CRM SOLUTION

SOFTWARE FROM SEATTLE-BASED GBI HELPS BUSINESSES GENERATE INDIVIDUALLY PERSONALIZED E-MARKETING COMMUNICATIONS; CUSTOMERS INCLUDE
MICROSOFT.COM, THEGLOBE.COM AND EXPEDIA.COM

BOSTON, MASS. AND SEATTLE, WASH. - AUGUST 24, 1999 - Exchange Applications, Inc. (Nasdaq:EXAP), an award-winning provider of software and services that optimize the value of customer relationships, announced today that it has acquired privately-held software vendor GBI of Seattle. Through the acquisition, Exchange Applications adds personalized e-marketing - incorporating Web, email and inbound response processing - to its arsenal of customer relationship optimization products and services. It also gains GBI's Application Service Provider (ASP) and software-hosting capabilities.

The value of the common stock to be issued in the transaction, including shares issuable under assumed options, is approximately $24 million based on the August 23, 1999 closing price. The transaction will be accounted for as a pooling of interests. Based in Seattle, GBI becomes a wholly-owned subsidiary of Exchange Applications. All of its current 28 employees and contractors are expected to remain with the company. Founder Gino Borland will become chief operating officer of the division. The software will continue to be sold by GBI for standalone use; Exchange Applications also plans to sell the product via its direct sales force as a part of its customer relationship optimization solution.

ACQUISITION WILL HELP BUSINESSES MAXIMIZE E-MARKETING ROI
According to Exchange Applications' president and CEO Andrew Frawley, the Web's speed, flexibility and cost effectiveness are changing the dynamics of customer relationship management, providing businesses with new opportunities for optimizing customer value. "By adding GBI's proven technology to its suite of products, Exchange Applications is enabling companies to leverage the e-channel to create an ongoing dialogue with customers," said Frawley. "This capability is a key component of Exchange Applications' growth strategy, and strengthens our ability to provide the industry's most powerful and intelligent customer relationship optimization solutions."

Exchange Applications' line of products and services are designed to help businesses optimize the value of customer relationships across channels and product lines. By combining GBI's e-marketing technology with its established customer optimization processes and applications, Exchange Applications provides businesses with the enterprise infrastructure to acquire, expand and retain customers through the Internet as well as channels such as call centers. Benefits include the ability to:
- Utilize data warehouse information to plan, create and execute electronic customer communications via the Web and email;
- Dynamically generate electronic customer communications based on complete, up-to-the-minute customer profiles that capture customer behavior from all channels;
-    Better coordinate e-marketing campaigns with other marketing channels; and
-    Accurately measure ROI of e-marketing communications.

"In the online world, your competition is just a click away," said Gino Borland, founder and chief operating officer of GBI. "Message relevance is the key to forming lasting relationships with customers. One of the reasons we're excited about becoming a part of Exchange Applications is that it will enable us to offer a data-warehouse centric model for e-marketing - a significant advantage that will enable our clients to view the entire customer relationship, and synchronize their online and offline marketing efforts."

Exchange Applications' Dan Haley will assume operational responsibilities for the GBI division. "Exchange Applications' domain expertise in database marketing and customer relationship optimization are a perfect complement to the Web expertise resident at GBI," said Haley. "Many of our customers are looking to expand their direct marketing programs to the Internet, so we see an immediate market for GBI's products within the Exchange Applications customer base. Similarly, several of GBI's customers who are currently marketing exclusively via the Internet are looking to tie in other channels such as call centers. Exchange Applications' campaign management software, VALEX(, would be a natural fit for these types of clients."

After an extensive search for e-marketing products, Exchange Applications found that GBI provides the only solution available today that is in production at client sites as both a standalone product and in an ASP model. GBI's software has also demonstrated production-strength scalability, generating 5.5 million unique e-messages per day at one client site. Its technology manages both human and machine responses to e-marketing efforts to ensure that customer responses are "listened to" and routed appropriately. The software allows marketers the flexibility to design customer segment queries based on any field in a customer data warehouse or data mart and generates electronic communications in 18 languages, including Japanese, Korean and Chinese, which require double-byte character support.

Several well-known companies, including Microsoft.com and Expedia.com(TM), are currently utilizing GBI's software to manage electronic communications with tens of millions of customers.

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"Permission-based email is the first of what we envision to be many deliverables in the area of e-marketing," said Andrew Frawley. "GBI's technology provides us with a platform to develop products that provide companies with the ability to target market via other e-channels, such as real-time Web offers, pagers, Internet appliances and kiosks. The opportunities in this area are vast."

COMPANIES TO DEMONSTRATE E-MARKETING TECHNOLOGY AT DCI CUSTOMER RELATIONSHIP MANAGEMENT TRADE SHOW NEXT WEEK Exchange Applications and GBI will showcase their technology at Exchange Applications' booth # 960 at the DCI Customer Relationship Management Conference and Exposition in New York City, Aug. 31 - Sept. 2, 1999. To make an appointment for a personal demonstration, send email to info@exapps.com. Look for additional details on the acquisition and product integration at the show.

GBI
GBI, based in Seattle's hip Fremont neighborhood, provides e-marketing applications that helps companies carefully target email communications for improved relevancy and response rates. GBI's software, in use at prominent Internet companies such as Microsoft.com, TheGlobe.com and Expedia.com(TM), is the most scalable and flexible solution for creating, executing and measuring the performance of highly targeted e-mail campaigns. GBI is a wholly-owned subsidiary of Exchange Applications, Inc. (Nasdaq:EXAP), the leading provider of software and services that optimize the value of customer relationships across product lines and customer channels.

EXCHANGE APPLICATIONS, INC.
Exchange Applications, Inc. (Nasdaq:EXAP) provides software and services that help businesses optimize the value of customer relationships across channels and product lines. Its award winning products help companies uncover the latent profitability within their customer and prospect bases through highly targeted direct marketing campaigns executed across all types of customer channels, including the Web. Exchange Applications increases the relevancy of direct marketing in order to increase response rates, revenue-per-customer and marketing ROI. Based in Boston with offices in Denver, Seattle, London and Sydney, Exchange Applications can be found on the Web at .

Notice to investors: Exchange Applications will hold a conference call for investors today at 1:00pm Eastern. To participate from within the U.S., dial 800-230-1059; callers from outside the U.S. should dial 612-332-0819. Provide the operator with your name and company. No passcode is necessary. We request that you RSVP by sending email to .





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"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995: In addition to historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties, including the statements relating to current expectations for current and future periods. The company's actual results could differ materially from those discussed in such forward-looking statements, based on a variety of factors, including whether all orders included in estimated revenues meet the company's revenue recognition requirements, the adequacy of estimated expense accruals and reserves, as well as factors affecting future performance, including the fact that the Company's markets are characterized by rapidly changing technology, evolving industry standards and frequent introductions of new products and enhancements; the fact that the market for customer optimization software is new and emerging; the fact that the company relies heavily on indirect distribution channels for sales of its software; unpredictability of the timing of customer orders; the highly competitive market for the company's products; the fact that the company relies heavily on growth from international operations; and the company's ability to attract and retain skilled personnel. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission, including but not limited to the company's Quarterly Report on Form 10-Q dated August 6, 1999. The company disclaims any obligation to update these statements for subsequent developments.

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VALEX is a trademark of Exchange Applications, Inc.